Eclipse Identity Recognition Corporation

February 8, 2013

Eclipse Identity Recognition Corp.

Dear Sirs:

Re: Bridge Loan

This letter will serve to confirm our agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we have provided a loan of US$35,000 (the “Loan”) to Eclipse Identity Recognition Corp. (“Priveco”), on the following terms and conditions in order to facilitate exploring a further investment or purchase of Priveco by Eclipse Identity Recognition Corporation. (the “Transaction”):

1.

The principal amount of the Loan, shall be due and payable on September 30, 2013 (the “Maturity Date”) or shall be satisfied pursuant of the closing of a definitive share exchange agreement between Eclipse Identity Recognition Corporation and Priveco dated concurrently herewith, as described therein.

2.

The Loan shall bear no interest until the Maturity Date.  If not repaid or otherwise extinguished at the Maturity Date, the loan shall bear interest at the rate of 10% per annum, payable in quarterly installments from the Maturity Date.

3.

Priveco may repay any or all outstanding amounts of principal and interest at any time, without penalty.

4.

Except as otherwise agreed to in writing between the parties, Priveco agrees that for a period from the date of this Agreement until the earliest of:

(a)

the Maturity Date; or

(b)

the date that a Transaction is consummated between the parties hereto,

other than in connection with a Transaction mutually agreed to by the parties hereto (a “Permitted Transaction”), Priveco and its Representatives will not, directly or indirectly:

(c)

offer to sell all or any part of Priveco securities another party;

(d)

dispose of any assets;

(e)

enter into any material agreements without prior written approval; or

(f)

in any way solicit any person or entity with respect to any transaction involving the company’s assets.

5.

“Representatives” of Priveco means the directors, employees, affiliates, subsidiaries, shareholders, advisors, agents and representatives of Priveco, and shall also include directors and employees of the affiliates, subsidiaries and shareholders of Priveco.

6.

The obligations of Priveco will be evidenced by a promissory note in the form attached hereto.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your early convenience.

Yours truly,

Eclipse Identity Recognition Corporation

Per:

/s/ Authorized Signatory

           Authorized Signatory

Acknowledged and agreed to this 8th day of February, 2013 by:

Eclipse Identity Recognition Corporation

Per:

/s/ Authorized Signatory

         Authorized Signatory

PROMISSORY NOTE

US$35,000

February 8, 2013

TO: Eclipse Identity Recognition Corporation

FOR VALUE RECEIVED, Eclipse Identity Recognition Corp. (“Priveco”) promises to pay to the order of Eclipse Identity Recognition Corporation (the “Lender”) the Principal Sum of $35,000 in lawful currency of the United States of America (the “Principal Sum”).

It is understood and agreed that Priveco shall pay to the Lender all of the principal and accrued interest evidenced by this Promissory Note on September 30, 2013, unless satisfied pursuant to the closing of a definitive share exchange agreement between Eclipse Identity Recognition Corporation and Priveco.

The Principal Sum or such amount as shall remain outstanding from time to time shall not bear interest until the Maturity Date.  If not repaid or otherwise extinguished at the Maturity Date, the loan shall bear interest at the rate of 10% per annum, payable in quarterly installments from the Maturity Date.  In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between the undersigned and the Lender dated as February 8, 2013.

The undersigned shall have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonor are hereby waived.

Eclipse Identity Recognition Corp.

                                                                        /s/ Authorized Signatory
                                                                        Signature

                                                                        Authorized Signatory
                                                                        Name of Signatory and Title